Exhibit 10.41.2
AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement, dated as of February 23, 1999, amends
Section 6.1(f) of the Employment Agreement, dated as of August 21, 1996, between Northeast Utilities Service Company and Bruce D. Kenyon, to read as follows:


(f) "Termination upon a Change of Control" shall mean a Termination of Employment during the period beginning on the earlier of (a) approval by the shareholders of NU of a Change of Control or (b) consummation of a Change of Control and, in either case, ending on the second anniversary of the consummation of the transaction that constitutes the Change of Control (or if such period started on shareholder approval and after such shareholder approval the Board abandons the transaction, on the date the Board abandoned the transaction) either:

(i) initiated by the Company for any reason other than Executive's (w) disability, as described in Section 5.1 hereof, (x) death, (y) retirement on or after attaining age 65, or (z) "cause," as defined in Section 5.3 hereof, or

(ii) initiated by Executive (A) upon any failure of the Company materially to comply with and satisfy any of the terms of this Agreement, including any significant reduction by the Company of the authority, duties or responsibilities of Executive, any reduction of Executive's compensation or benefits due hereunder, or the assignment to Executive of duties which are materially inconsistent with the duties of Executive's position as defined in
Section 1.2 above, or (B) if Executive is transferred, without Executive's written consent, to a location that is more than 50 miles from Executive's principal place of business immediately preceding such approval or consummation; provided, that the imposition on Executive following a Change of Control of a limitation of Executive's scope of authority such that Executive's responsibilities relate primarily to a company or companies whose common equity is not publicly held shall be considered a "significant reduction by the Company of the authority, duties or responsibilities of Executive" for purposes hereof.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment as of the day and year first above written.


		NORTHEAST UTILITIES SERVICE COMPANY
/s/Bruce D. Kenyon
3/5/99
							By /s/Cheryl Grise
							Senior Vice President, Secretary
							and General Counsel
							3/4/99